UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

CAMBIUM NETWORKS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38952	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Cambium Networks, Inc. 2000 Center Drive, Suite East A401
Hoffman Estates, Illinois		60192
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 345 814-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	CMBM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 10, 2025, Cambium Networks Corporation (the “Company”) received a staff determination letter (“Staff Determination Letter”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company's Ordinary Shares are now subject to delisting from The Nasdaq Global Market.

As previously disclosed, the Company received a deficiency letter from the Staff on April 10, 2025 notifying the Company that, for 30 consecutive business days, the bid price for the Company's Ordinary Shares closed below the $1.00 per share minimum bid price requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). As the Company did not regain compliance with the Minimum Bid Price Requirement by October 7, 2025, the 180-calendar day grace period set forth by Listing Rule 5810(c)(3)(A), the Company's securities are now subject to delisting from The Nasdaq Global Market. The Staff Determination Letter has no immediate effect and will not immediately result in suspension of trading or delisting of the Company's securities.

Additionally, as previously disclosed, the Company received deficiency letters from the Staff on April 16, 2025, May 22, 2025 and August 25, 2025 that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Filing Rule”), since the Company had not yet filed its Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Reports on Forms 10-Q for the periods ended March 31, 2025, and June 30, 2025, respectively (collectively, the “Delinquent Filings"), with the U.S. Securities and Exchange Commission (the “SEC”). The Staff had granted an extension of time until October 13, 2025 for the Company to regain compliance with the Filing Rule. On September 9, 2025, the Company notified the Staff that it would not be able to regain compliance with the Filing Rule by October 13, 2025. Pursuant to Listing Rule 5810(c)(2), these Delinquent Filings serve as a separate and additional bases for delisting.

Accordingly, and as described in the Staff Determination Letter, the Company intends to timely request a hearing before the Nasdaq Hearing Panel (the “Hearings Panel”) with regard to the Minimum Bid Price Requirement and the Delinquent Filings, pursuant to the procedures as set forth in the Nasdaq Listing Rule 5800 Series. A request for a hearing regarding one or more delinquent filings will automatically stay the suspension of the Company's securities for a period of 15 calendar days from the date of the hearing request. When the Company requests a hearing, it may also request a stay of the suspension, pending the hearing.

A Hearings Panel will review the request for an extended stay and notify the Company of its conclusion no later than 15 calendar days following the deadline to request the hearing. There can be no assurance that the Hearings Panel will grant any of the Company's requests for additional time. In the unlikely event that Nasdaq is not able to rule on the stay of a suspension prior to the expiration of the automatic stay, it has been Nasdaq's practice to take no action until a Hearings Panel is able to make a ruling on the extended stay request. Once the Hearings Panel makes a ruling on the extended stay, the Company intends to make a subsequent announcement.

As required under Listing Rule 5810(b), on October 16, 2025, the Company issued a press release announcing its receipt of the Staff Determination Letter. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based upon the Company’s current assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the Company’s ability to return to and maintain compliance with Nasdaq continued listing standards and whether Nasdaq will grant the Company any relief from delisting. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release dated October 16, 2025
104	Cover Page Interactive Data File (formatting in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM NETWORKS CORPORATION

Date:	October 16, 2025	By:	/s/ Sally Rau
		Name: Title:	Sally Rau Chief Legal Officer